Exhibit 99.1
                                  NEWS RELEASE

FOR IMMEDIATE RELEASE                              Contact: DANIEL L. KRIEGER,
                                                            CHAIRMAN & PRESIDENT
                                                                     OR
                                                            JOHN P. NELSON
                                                            VICE PRESIDENT & CFO

                                                            (515) 232-6251

January 21, 2005

                            AMES NATIONAL CORPORATION
                                    ANNOUNCES
                        2004 AND FOURTH QUARTER EARNINGS

     At the end of 2004, record numbers were posted for net income, total assets, loans, and capital. Net income for the year ended December 31, 2004 increased 6.6% to $12,390,000 or $3.95 per share compared to 2003 results of $11,625,000 or $3.71 per share. Net interest income for the year was up $1,815,000 or 7.3% as the result of an increase in average loans and securities of $67,410,000, offset by a slight decline in the net interest margin in 2004 of 3.97% compared to the 4.02% margin posted in 2003.

     Return on average assets for 2004 and 2003 was 1.56% and 1.60%, respectively. Return on equity for the same periods equaled 11.47% and 11.16%, respectively. The efficiency ratio for the year ending December 31, 2004 was 46.59% compare to 47.18% for the previous year. The improvement in the efficiency ratio in 2004 resulted from higher net interest income and non-interest expense nearly equal to last year. Non interest income was down significantly in 2004 compared to 2003 as fees from the sale of secondary market residential loans declined from the record pace of 2003 and a lower level of security gains were realized by the Company.

     Net income for the quarter ended December 31, 2004 was $3,191,000, 11.4% higher than the $2,864,000 earned in the fourth quarter last year. Earnings per share were $1.02 for the quarter compared to $.91 for the same period in 2003. The increase in quarterly earnings can be attributed to 7.8% higher net interest income and the fact that non-interest expense was nearly the same as a year ago.

     Fourth quarter return on average assets was 1.53% compared to 1.52% in fourth quarter 2003. Return on average equity was 11.56% for the three months ended December 31, 2004 compared to the 10.83% posted a year ago. The efficiency ratio for fourth quarter was 46.41%, an improvement over the 49.66% last year.

     Deposits increased to $658,176,000 on December 31, 2004, a 6.2% increase over the $619,549,000 at year end 2003. The increase was primarily in interest bearing checking deposits which grew 25% this past year. United Bank & Trust, Marshalltown and First National Bank, Ames accounted for most of the deposit growth in 2004.

     Loans rose 15.6% to $411,639,000, a $56,105,000 increase over year end 2003 with commercial operating and commercial real estate loans accounting for most of the loan portfolio growth. The allowance for loan losses as of December 31, 2004 totaled $6,476,000 compared to $6,051,000 for December 31, 2003. Net charge-offs for the year ended December 31, 2004 were $55,000 compared to $352,000 for the previous year.

     Year end capital rose 3.4% to $110,924,000 compared to $107,325,000 on December 31, 2003. Included in capital are unrealized gains on securities available for sale which amounted to $7,468,000 compared to $8,916,000 one year ago. Capital represented over 13.2% of total assets at the end of 2004.

     Company stock, which was listed on the NASDAQ SmallCap Market beginning December 3, 2004 under the symbol ATLO, closed at $80.50 on December 31, 2004. During fourth quarter, the price ranged from $70.50 to $105.00. The fourth quarter dividend and the special dividend paid October 1, 2004 totaled $.98 per share compared to $.92 per share paid in the same period a year ago.

     Ames National  Corporation  affiliate  Iowa banks are First  National Bank,
Ames; Boone Bank & Trust Co., Boone; State Bank & Trust Co., Nevada; Randall-Story State Bank, Story City; and United Bank & Trust, Marshalltown.

                AMES NATIONAL CORPORATION AND SUBSIDIARIES

                           Consolidated Balance Sheets
                             (unaudited)

                                                                           December 31,   December 31,
                       Assets                                                 2004            2003
                                                                       -------------------------------
Cash and due from banks                                                $     18,759,086 $   31,982,144
Federal funds sold                                                           19,865,000     20,380,000
Interest bearing deposits in financial institutions                           9,575,174      6,363,538
Securities available-for-sale                                               363,459,462    323,115,914
Loans receivable, net                                                       411,638,565    355,533,119
Loans held for sale                                                             234,469        859,139
Bank premises and equipment, net                                              8,790,636      8,377,807
Accrued income receivable                                                     6,262,424      5,842,247
Other assets                                                                  1,167,971        332,556
                                                                       -------------------------------

           Total assets                                                $    839,752,787 $  752,786,464
                                                                       ===============================

                 Liabilities and Stockholders' Equity
Deposits:
   Demand                                                              $     71,666,385 $   71,372,534
   NOW accounts                                                             172,313,429    138,308,140
   Savings and money market                                                 174,358,165    166,387,319
   Time, $100,000 and over                                                   69,063,977     69,486,570
   Other time                                                               170,773,883    173,993,964
                                                                       -------------------------------

           Total deposits                                                   658,175,839    619,548,527


Federal funds purchased and securities
  sold under agreements to repurchase                                        64,072,475     18,198,403
Dividends payable                                                             1,537,162      1,441,204
Deferred taxes                                                                2,334,670      3,238,665
Accrued interest and other liabilities                                        2,708,701      3,034,670
                                                                       -------------------------------

           Total liabilities                                                728,828,847    645,461,469
                                                                       -------------------------------

Stockholders' Equity:
   Common stock, $5 par value, authorized 6,000,000 shares;
     issued 2004 and 2003 3,153,230 shares;
     outstanding 2004 3,137,066 shares,2003 3,133,053 shares                 15,766,150     15,766,150
   Additional paid-in capital                                                25,378,746     25,351,979
   Retained earnings                                                         63,200,352     58,400,660
   Treasury stock, at cost; 2004 16,164 shares,
     2003 20,177 shares                                                        (889,020)    (1,109,735)
   Accumulated other comprehensive income, net unrealized
   gain on securities available-for-sale                                      7,467,712      8,915,941
                                                                       -------------------------------


           Total stockholders' equity                                       110,923,940    107,324,995
                                                                       -------------------------------

           Total liabilities and stockholders' equity                  $    839,752,787 $  752,786,464
                                                                       ===============================

                   AMES NATIONAL CORPORATION AND SUBSIDIARIES
                        Consolidated Statements of Income
                                   (unaudited)

                                              Three Months Ended                  Twelve Months Ended
                                                 December 31,                        December 31,
                                             2004            2003                 2004           2003
                                       ------------------------------       -----------------------------
Interest and dividend income:
  Loans, including fees                $  6,327,758  $    5,413,257         $ 22,872,764  $  22,197,335
  Securities:
    Taxable                               2,151,337       1,992,467            8,536,759      7,510,671
    Tax-exempt                            1,067,308       1,051,491            4,274,033      3,604,641
  Federal funds sold                         78,277          93,338              159,438        628,203
  Dividends                                 381,297         354,787            1,510,665      1,372,890
                                        -----------------------------        ----------------------------

        Total interest income            10,005,977       8,905,340           37,353,659     35,313,740
                                        -----------------------------        ----------------------------

Interest expense:
  Deposits                                2,797,572       2,380,561            9,942,250     10,045,178
  Other borrowed funds                      260,380          77,535              621,077        293,604
                                        -----------------------------        ----------------------------

        Total interest expense            3,057,952       2,458,096           10,563,327     10,338,782
                                        -----------------------------        ----------------------------

        Net interest income               6,948,025       6,447,244           26,790,332     24,974,958

Provision for loan losses                   274,467         132,707              479,355        645,447
                                        -----------------------------        ----------------------------

        Net interest income after
           provision for loan losses      6,673,558       6,314,537           26,310,977     24,329,511
                                        -----------------------------        ----------------------------
Noninterest income:
  Trust department income                   309,984         343,840            1,185,681      1,225,099
  Service fees                              492,900         376,474            1,813,795      1,513,964
  Securities gains, net                     272,667         209,090              324,030      1,395,320
  Loan and secondary market fees            136,572         217,337              610,077      1,155,311
  Merchant and ATM fees                     128,108         101,619              534,897        513,832
  Other                                     120,473         147,947              800,835        631,949
                                        -----------------------------        ----------------------------

        Total noninterest income          1,460,704       1,396,307            5,269,315      6,435,475
                                        -----------------------------        ----------------------------


Noninterest expense:
  Salaries and employee benefits          2,250,850       2,345,763            9,019,139      9,044,896
  Data processing                           650,820         598,708            2,241,441      2,188,488
  Occupancy expenses                        292,589         246,530            1,048,323      1,088,438
  Other operating expenses                  707,900         704,011            2,626,451      2,497,692
                                        -----------------------------        ----------------------------

        Total noninterest expense         3,902,159       3,895,012           14,935,354     14,819,514
                                        -----------------------------        ----------------------------

        Income before income taxes        4,232,103       3,815,832           16,644,938     15,945,472

Income tax expense                        1,041,525         951,342            4,255,392      4,320,787
                                        -----------------------------        ----------------------------

        Net income                     $  3,190,578  $    2,864,490         $ 12,389,546  $  11,624,685
                                        =============================        ============================

Basic and diluted earnings per share   $       1.02  $         0.91         $       3.95  $        3.71
                                        =============================        ============================

Declared dividends per share           $       0.49  $         0.46         $       2.42  $        2.28
                                        =============================        ============================